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         October 28, 1996

Securities and Exchange Commission
450 Fifth Street, M.S. 1-2
N.W. Washington, D.C. 20549

    Re:  Micron Electronics, Inc. 1996 Definitive Proxy Materials

Dear Ladies and Gentlemen:

       On behalf of Micron Electronics, Inc. (the "Company"), transmitted herewith for filing is the definitive copy of the Company's 1996 Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy. Payment of the filing fee was made via Fed Wire prior to the time of transmission on EDGAR. Proxy materials are being sent to shareholders on or about October 28, 1996.

       If you have questions, please contact the undersigned at (208) 893-4026. We are requesting a return copy via CompuServe for our records.

                                       Best regards,



                                       JoAnne S. Pfeifer
                                       Corporate Secretary

JSP/dm

Enclosures